UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

two

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2023 two

(Exact name of registrant as specified in charter)

Cayman Islands	001-40292	98-1577238
(State or other jurisdiction of incorporation)	Commission File number	(I.R.S. Employer Identification Number)

	900 Kearny St. Suite 610 San Francisco, California	94133
	(Address of principal executive offices)	(Zip Code)

(415) 480-1752

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TWOA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, two (the “Company”) will hold an extraordinary general meeting of its shareholders on March 31, 2023 (the “Shareholders Meeting”) to submit for shareholder approval a proposal to extend the date by which the Company must consummate its initial business combination by nine months, from April 1, 2023 to January 1, 2024 (the “Extension Proposal”). In connection with the Extension Proposal, shareholders may elect to redeem their Class A ordinary shares for a pro rata portion of the funds held in the trust account (the “Trust Account”). The deadline for submitting redemptions is 5:00 p.m., New York time, on March 29, 2023. The Company intends to present to shareholders, to the extent it is able to do so under applicable law and regulations, a proposal to be approved by special resolution, that the name of the Company be changed from “two” to “PropTech Investment Corporation III.”

The Company has been advised that, on March 22, 2023 two sponsor (“Sponsor”) entered into a term sheet (the “Term Sheet”) with HC Proptech Partners III, LLC (“HC Proptech Partners” or “Buyer”) (Sponsor and HC Proptech Partners together, the “Parties”), pursuant to which, among other things, HC Proptech Partners will purchase up to 4,854,375 Class B ordinary shares (“Sponsor Shares”) of two (the “Company”) from Sponsor, the current directors and officers of the Company will resign, and new directors and officers designated by Buyer will be appointed. The Company is not a party to the Term Sheet.

The Term Sheet provides that definitive documentation regarding the transfer of Sponsor Shares and the other matters contemplated by the Term Sheet (the “Definitive Agreement”) shall be executed on or before March 29, 2023, with the consummation of the transactions contemplated thereby (the “Closing”) to occur on March 31, 2023, unless such date is extended by mutual agreement of HC Proptech Partners and Sponsor. Sponsor has agreed to enter into the Definitive Agreement provided that the terms thereof are not materially inconsistent with the Term Sheet, subject to applicable law.

If the Definitive Agreement is not executed by March 29, 2023, or if the Company determines that the Closing is unlikely to occur, it is the intention of the Company not to submit the Extension Proposal for shareholder approval, and to proceed with the liquidation of the Company.

The following is a summary of the material terms of the Term Sheet.

Sale of Class B Ordinary Shares

Pursuant to the Term Sheet, the Definitive Agreement will provide that, concurrently with the Closing, Sponsor shall transfer to Buyer 4,854,375 Sponsor Shares, less an agreed upon number of Sponsor Shares that may be transferred to investors in connection with agreements by such investors not to redeem their Class A ordinary shares in connection with the Shareholders Meeting, and the Extension Proposal. The Term Sheet also contemplates that Buyer will provide cash consideration to Sponsor in connection with the transfer of the Sponsor Shares.

Officer and Directors

Concurrently with the Closing, the current directors of the Company shall appoint new officers and directors as follows: (i) Thomas Hennessy – Chairman, CEO and Interim CFO, (ii) M. Joseph Beck – Director, (iii) Jack Leeney – Director and (iv) Adam Blake – Director (Messrs. Hennessy, Beck, Leeney and Blake, collectively, the “New Directors”). The current officers of the Company shall resign, effective immediately upon the appointment of Mr. Hennessy, and the current directors of the Company shall resign immediately following the appointment of Messrs. Hennessy, Beck, Leeney and Blake.

Biographies for Mr. Hennessy and each of the New Directors are set forth below.

Thomas D. Hennessy has served as a Managing Partner of Growth Strategies of Hennessy Capital Group, LLC, an alternative investment firm founded in 2013 that focuses on investing in industrial, infrastructure, climate and real estate technologies. Mr. Hennessy has served as a director of Jaguar Global Growth Corporation I (NASDAQ: JGGC), a special purpose acquisition company targeting business operating primarily outside of the United States in the PropTech sector, since February 2021. Since December 2020, he has served as a director of 7GC & Co. Holdings Inc. (NASDAQ: VII), a special purpose acquisition company targeting the technology industry. Since 2019, Mr. Hennessy, in his role as Chairman, Co-Chief Executive Officer and President, has executed two successful SPAC business combinations, including (i) PropTech Investment Corporation’s (“PTAC”) business combination with Porch Group, Inc. (Nasdaq: PRCH) in 2020; and (ii) PropTech Investment Corporation II’s (“PTIC”) business combination with Appreciate Holdings, Inc. (Nasdaq: SFR) in 2022. Since 2021, Mr. Hennessy has also invested in 14 privately-held companies in his capacity as Managing Partner of Hennessy Capital Growth Partners, a growth equity fund that serves as a strategic capital and growth partner to real estate technology and climate technology companies. Mr. Hennessy served from 2014 to 2019 as a Portfolio Manager of Abu Dhabi Investment Authority, or ADIA. Mr. Hennessy holds a B.A. degree from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business.

M. Joseph Beck has served as a director of Jaguar Global Growth Corporation I, a special purpose acquisition company targeting business operating primarily outside of the United States in the PropTech sector, since February 2021. Since December 2020, he has served as a director of 7GC & Co. Holdings Inc. (NASDAQ: VII), a special purpose acquisition company targeting the technology industry. From July 2019 to December 2020, he served as Co-Chief Executive Officer, Chief Financial Officer and director of PTAC. Mr. Beck has served as a Managing Partner of Growth Strategies of Hennessy Capital Group LLC since July 2019. From August 2012 to July 2019, Mr. Beck served as a Senior Investment Manager of ADIA. From July 2008 to August 2012, Mr. Beck served as an analyst in the Investment Banking Division of Goldman, Sachs & Co. Mr. Beck holds a B.A. degree from Yale University.

Adam Blake is an independent investor. He served as an independent director of PTIC from December 2020 until November 2022.  In January 2017, Mr. Blake co-founded Zego Inc., a digital amenity and resident engagement platform for apartments, for which he served as the Chief Executive Officer until April 2019, when it was acquired by PayLease, a portfolio company of Vista Equity Partners. In October 2010, Mr. Blake founded Brightergy, an energy service and software company, for which he served as Chief Executive Officer until July 2016. Previously, Mr. Blake was a real estate investor and developer specializing in multi-family apartments and other types of real estate investments. Mr. Blake holds a B.B.A degree from Texas Christian University.

Jack Leeney has served as Chairman and Chief Executive Officer of 7GC & Co. Holdings (Nasdaq: VII) since 2020. Since 2019, he has served as an independent director of PTAC (merged with Porch) and PTIC (merged with Appreciate Holdings, Inc.). Since 2016, Mr. Leeney has served as a Co-Founder and Managing Partner of 7 Global Capital, a growth stage venture capital firm. Mr. Leeney led the firm’s investments in Cheddar (sold to Altice USA, May 2019), Capsule Corp., hims & hers (IPO, January 2021, NYSE: HIMS), Roofstock, The Mom Project, Reliance Jio, Because Market and Jackpocket. He currently serves on the board of directors of The Mom Project and Because Market. Between April 2011 and December 2016, Mr. Leeney served on the boards of directors of Quantenna Communications, Inc. (NASDAQ: QTNA), DoAt Media Ltd. (Private), CinePapaya (acquired by Comcast), Joyent (acquired by Samsung), BOKU, Inc. (AIM: BOKU), Eventful (acquired by CBS) and Blueliv (Private). Previously, Mr. Leeney served as the Head of U.S. Investing for Telefonica Ventures between June 2012 and September 2016, the investment arm of Telefonica (NYSE: TEF), served as an investor at Hercules Capital (NYSE: HTGC) between May 2011 and June 2012 and began his career as a technology-focused investment banker at Morgan Stanley in 2007. Mr. Leeney holds a B.S. from Syracuse University.

Non-Redemption Agreements

Pursuant to the Term Sheet, Sponsor will seek to enter into one or more non-redemption agreements with holders of Class A ordinary shares such that, after giving effect to all redemptions, at least $50 million remains in the Trust Account (or such greater amount as may be required in order to comply with the continued listing requirements of the New York Stock Exchange (the “NYSE”)).

Conditions to Closing

The Closing is subject to the satisfaction or waiver of certain customary closing conditions, including, among other things, (i) approval of the Extension Proposal, (ii) the retention of at least $50 million in the Trust Account at Closing (or such other greater amount needed in order to satisfy the continued listing requirements of the NYSE), (iii) the resignation of the current officers and directors of the Company and their replacement by the individuals described above, (iv), the availability of the Company’s D&O insurance policy, (v) the Company meeting all continued listing requirements of the NYSE, (vi) Mr. Hennessy and the New Directors entering into appropriate agreements with the Company, including, without limitation, an insider letter, registration rights agreement and indemnity agreement and (vii) the delivery of necessary documents in order to effect the transfer of securities as required by the Company’s transfer agent. In addition, the Closing is conditioned upon the completion of satisfactory due diligence by Buyer.

Termination

The Term Sheet may be terminated by Buyer with one (1) day advance notice.

Miscellaneous

The Definitive Agreement shall contain customary representations and warranties by each of the Parties.

The Term Sheet also provides that, among other things, (i) the Parties will work expeditiously and in good faith to execute the Definitive Agreement, (ii) each Party will bear its own expenses in connection with the matters described herein, (iii) the Parties will keep confidential certain information relating to the Term Sheet for a period of one year, (iv) the Term Sheet shall be governed by and enforced in accordance with the laws of the State of New York and (v) the Sponsor will not enter into or continue discussions with any other potential buyers of Sponsor Shares. The Term Sheet also provides that each Party shall indemnify the other for losses sustained as a result of the breach of representations, warranties or covenants, and that the Sponsor shall cause the Company to be free and clear of any and all outstanding expenses, debts and other liabilities.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Shareholders Meeting and the Extension Proposal and related matters. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for the Shareholders Meeting filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2023 (the “Definitive Proxy Statement”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Definitive Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information

The Company has filed with the SEC the Definitive Proxy Statement in connection with the Shareholders Meeting to consider and vote upon the Extension and other matters and, beginning on or about March 13, 2023, mailed the Definitive Proxy Statement and other relevant documents to its shareholders as of the February 23, 2023 record date for the Shareholders Meeting. The Company’s shareholders and other interested persons are advised to read the Definitive Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Shareholders Meeting because these documents contain important information about the Company, the Extension and related matters. Shareholders may also obtain a free copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or at www.twoa.a-star.co.

Forward-Looking Statements

The information included herein may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this document are forward-looking statements. When used in this document, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Definitive Proxy Statement and the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2023	two

	By:	/s/ Troy B. Steckenrider III
	Name:	Troy B. Steckenrider III
	Title:	Chief Financial Officer